Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended March
				Weather
				Adjusted
As Reported (See Notes)	2009	2008	Change	Change
Kilowatt-Hour Sales-
Total Sales	43,935	48,166	-8.8%

Total Retail Sales-	36,043	38,576	-6.6%	-6.3%
Residential	12,544	12,703	-1.3%	-0.4%
Commercial	12,337	12,505	-1.3%	-1.3%
Industrial	10,921	13,135	-16.9%	-16.9%
Other	241	233	3.6%	3.8%

Total Wholesale Sales	7,892	9,590	-17.7%	N/A

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications may be different from final results published in the Form 10-Q.